Exhibit 99.4

DBSXMEDIA, INC.

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STOCKHOLDERS AGREEMENT
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This Stockholders Agreement (the “Agreement”) is made as of February 21, 2005, by and among dbsXmedia, Inc., a Delaware corporation (the “Company”), Netfran Development Corp. under name change to Ariel Way, Inc. (the “Investor”) and Zygot, LLC, a Wyoming corporation with Mr. David Howgill and David Lauterbach being the two equal and only members the “Holder” and together collectively with the Investors, the “Stockholders”). The Company, the Holders and the Investor are individually referred to herein as “Party” and are collectively referred to herein as the “Parties.”

RECITALS:

Immediately prior to the execution and delivery of this Agreement, the Holder was the sole stockholder of the Company. Concurrently with the execution of this Agreement, the Company, the Investor and the Holder are entering into a subscription agreement providing for the sale of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) to such Stockholders.

The Company would not agree (and the Holder would not permit the Company) to enter into a subscription agreement with any Stockholder who did not also agree to become a party to this Agreement. Each Stockholder has agreed to become a party to this Agreement in order to induce the Company (and to induce the Holder] to permit the Company) to enter into such subscription agreement.

AGREEMENT:

In consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

1.  Definitions. As used in this Agreement:

1.1  “Affiliate” of a specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person.

1.2  “Capital Stock” means (i) shares of Common Stock (whether now outstanding or hereafter issued in any context), (ii) any preferred stock or shares of any other class of capital stock of the Company that hereafter may be authorized or (iii) any right to receive any such Common Stock or other capital stock of the Company other than options issued under the Company’s stock option plan(s) in effect from time to time (but any Common Stock or other capital stock issuable upon exercise of such options shall be Capital Stock).

1.3  “Person” means an individual, organization or entity.

1.4  “Transfer” means a pledge, mortgage, sale, assignment, gift, bequest, transfer by operation of law, transfer in connection with any proceeding under any Federal or state law relating to bankruptcy, insolvency or the rights of creditors generally and any other means by which personal property or any legal or beneficial interest therein may be transferred, whether such transaction is effected voluntarily or involuntarily.

1.5  “Voting Power” means the power to cast votes in a vote of the stockholders of the Company (or, if expressly provided, a specified group of the stockholders) in which the outstanding Common Stock and all outstanding preferred stock of the Company vote together as a single class and which shall be measured as follows: (a) each outstanding share of Common Stock shall have the right to cast one vote, (b) each outstanding share of a class or series of the Company’s preferred stock, if any, that is not granted voting rights under the Company’s certificate of incorporation or the certificate of designations (together the “Charter”) for such preferred stock shall not have the right to cast a vote, (c) each outstanding share of a class or series of the Company’s preferred stock, if any, that is granted voting rights (for the election of directors or otherwise) under the Charter for such preferred stock, but for which voting together with the Common Stock as a single class is not provided in the Charter for such preferred stock, shall have the right to cast one vote and (iv) each outstanding share of a class or series of preferred stock, if any, that is granted voting rights under the Charter for such preferred stock, and for which voting together with the Common Stock as a single class is provided in the Charter for such preferred stock, shall have the right to cast the number of votes provided in the Charter for such preferred stock.

2.  Election and Removal of Directors.

2.1  Board Size. Each Stockholder agrees to vote all of such Stockholder’s Capital Stock, whether now owned or hereafter acquired or which such Stockholder may be empowered to vote, from time to time and at all times, in whatever manner shall be necessary to ensure that:

(a)   The number of directors who comprise the Board of Directors of the Company (the “Board”) shall be five (5) or such other number as the Board may fix in accordance with the Company’s by-laws;

(b)  Unless otherwise waived by the Investor, the composition of the board of directors of each subsidiary of the Company shall be the same as that of the Board;

(c)  Unless otherwise waived by the Investor, the composition of any committee of the Board and of the board of directors of each subsidiary of the Company shall include all of the directors designated by the Investor pursuant to Section 2.2; and

(d)  Except as otherwise provided by law and unless otherwise waived by the Investor, no quorum shall exist at any meeting of the Board or of the board of directors of any subsidiary of the Company unless such meeting (including a telephonic meeting): (i) is called in accordance with the governing document of such entity and (ii) at least two-thirds (⅔) of the directors designated by the Investor pursuant to Section 2.2(c) participate in such meeting.

2.2  Board Members. Each Stockholder agrees to vote all of such Stockholder’s Capital Stock, whether now owned or hereafter acquired or which such Stockholder may be empowered to vote, from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)  The Company’s Chief Executive Officer, who shall initially be Mr. David Howgill (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the chief executive officer of the Company, each of the Stockholders shall promptly vote their respective shares of Capital Stock (i) to remove him from the Board if he has not resigned from such position and (ii) to elect the person who replaces him as Chief Executive Officer of the Company as the new CEO Director;

(b)  The Investor shall have the right to designate the individual to serve as the Chairman of the Board;

(c)  Two individuals designated in writing by the Holder; and

(d)  Individuals designated in writing by the Investor who, in number, shall be equal to the number of individuals designated pursuant to Section 2.2(c) plus one (1) in the case of a total number of five (5) directors. Should the number of directors on the Board be adjusted, then the proportion of individuals designated by the Holder be approximately 40% and the balance 60% of individuals be designated by the Investor.

2.3  Removal of Board Members. Each Stockholder agrees to vote all of such Stockholder’s Capital Stock from time to time and at all times in whatever manner as shall be necessary to ensure that (a) no director elected pursuant to Section 2.2 may be removed from office unless such removal is directed or approved in writing by the Investor or contemplated by Section 2.2(a), and (c) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 2.2 shall be filled pursuant to the provisions of Section 2.2. All Stockholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of the Investor to cause a special meeting of stockholders to be called for the purpose of electing directors.

2.4   Termination of Obligation. The provisions of this Section 2 will terminate on the later to occur of the date (a) the Investors own in the aggregate less than twenty-five percent (25%) of the Voting Power of the outstanding shares of Capital Stock or (b) another Stockholder owns shares of Capital Stock with an aggregate Voting Power greater than the Voting Power of the shares of Capital Stock owned by the Investors in the aggregate.

3.  Restriction on Transfer; Exempt Transfers.

3.1  Restrictions on Transfer. No Stockholder shall Transfer any Capital Stock other than in accordance with this Agreement. The Company shall not permit the Transfer of any Capital Stock to be made on its books, and the Company shall not recognize the Transfer of any Capital Stock, unless such Transfer is made in accordance with the preceding sentence of this Section 3.

3.2  Exempt Transfers. Notwithstanding the foregoing or anything to the contrary in this Agreement, the provisions of Sections 4 and 6 shall not apply:

(a)  in the case of the Investor, to any Transfer (i) to an Affiliate of such Investor, (ii) to a designated person or (iii) made prior to the first anniversary of this Agreement provided such Transfer pursuant to this clause (iii) is not a Take-Along Sale (as defined in Section 5.1);

(b)  to any merger, consolidation or other business combination effected pursuant to a vote of the Stockholders and involving the Company;

(c)  to a repurchase of Capital Stock from a Holder by the Company pursuant to an agreement approved by the Board;

(d)  in the case of a Stockholder that is a natural person, to a Transfer of Capital Stock by such Stockholder, either during his or her lifetime or on death by will or intestacy to his or her siblings, children, grandchildren, spouse or any other relatives approved by the Board, or any custodian or trustee for the account of such Stockholder or such Stockholder’s siblings, children, grandchildren, spouse or other such relatives, provided, however, that such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer;

(e)  to Transfers of Capital Stock solely among the Stockholders; or

(f)  to the sale of any Capital Stock to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended;

provided, however, that if the transferee of such Capital Stock Transferred pursuant to clauses (a) or (d) of this Section 3.2 is not a Stockholder at the time of such Transfer, such transferee shall hold such Capital Stock subject to the same restrictions applicable to such transferee’s transferor and shall agree to be bound by the terms of this Agreement;

4.  Right of First Refusal.

4.1  Right of First Refusal to the Company. Each Holder hereby unconditionally and irrevocably grants to the Company a right of first refusal to purchase all or any portion of the Capital Stock that such Holder may propose to Transfer (the “Transfer Shares”), at the same price and on the same terms and conditions as those offered to the prospective transferee (the “Prospective Transferee”). Each Holder proposing to make a Transfer (the “Transferring Holder”) must deliver a notice (the “Proposed Transfer Notice”) to the Company and the Investor prior to the consummation of such Transfer. The Proposed Transfer Notice shall state all of the material terms and conditions of the proposed Transfer, including the name of the Prospective Transferee, the number of Transfer Shares proposed to be Transferred and the proposed purchase price, if any, and describe in reasonable detail the background, character, experience and financial condition of the Prospective Transferee. The Company must exercise its right of first refusal under this Section 4.1 by giving notice of such exercise to the Transferring Holder within thirty (30) days after delivery of the Proposed Transfer Notice to the Company (the “Company Option Period”) stating the number of Transfer Shares the Company elects to purchase, provided, however, that an election by the Company to purchase fewer than all of the Transfer Shares so offered shall be ineffective unless the Investor elects to purchase the balance of the Transfer Shares so offered.

4.2  Secondary Right of Refusal to the Investor.

(a)  Each Holder hereby unconditionally and irrevocably grants to the Investor a secondary right of refusal to purchase all or any portion of the Transfer Shares not purchased by the Company pursuant to Section 4.1, at the same price and on the same terms and conditions as those offered to the Prospective Transferee. If the Company elects not to exercise or fails to exercise its right of first refusal pursuant to Section 4.1 with respect to all Transfer Shares prior to the expiration of the Company Option Period, the Company shall deliver a notice (the “Secondary Notice”) to each Investor no later than five (5) days after the expiration of the Company Option Period. The Secondary Notice shall (i) set forth the number of Transfer Shares the Company has not elected to purchase, (ii) the number of shares each Investor may elect to purchase pursuant to this Section 4.2 and (iii) be accompanied by the related Proposed Transfer Notice given to the Company pursuant to Section 4.1. Each Investor shall have the secondary right of refusal to purchase up to that portion of such Transfer Shares which bears the same ratio to such shares as the number of outstanding shares of Capital Stock owned by such Investor bears to the aggregate number of shares of Capital Stock owned by all Investors. The ratio in the immediately preceding sentence shall be calculated as of the date the Proposed Transfer Notice was first delivered to the Company. Each Investor must exercise its secondary right of refusal under this Section 4.2 by giving notice of such exercise to the Transferring Holder within thirty (30) days after delivery of the Secondary Notice to the Investors (the “Investor Option Period”) stating the number of Transfer Shares such Investor elects to purchase.

(b)  If options to purchase have been exercised by the Company and the Investors with respect to some but not all of the Transfer Shares by the end of the Investor Option Period, then the Company shall, immediately after the expiration of the Investor Option Period, send written notice to those Investors who fully exercised their options within the Investor Option Period (the “Exercising Investors”). Each Exercising Investor shall have an additional option to purchase all or any part of the balance of any such remaining Transfer Shares on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver notice of such additional exercise to the Transferring Holder and the Company within ten (10) days after the expiration of the Investor Option Period stating the number of Transfer Shares such Exercising Investor elects to purchase. In the event there are two or more such Exercising Investors that choose to exercise such additional option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase pursuant to this Section 4.2(b) shall be allocated to such Exercising Investors pro rata based on the number of such Transfer Shares such Exercising Investors have elected to purchase. If the options to purchase the remaining Transfer Shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors of that fact.

4.3  Forfeiture of Rights. If the total number of Transfer Shares that the Company and the Investor have elected to purchase pursuant to Sections 4.1 and 4.2 is less than the total number of Transfer Shares, then the Company and the Investor shall be deemed to have forfeited any right to purchase the Transfer Shares, and during the forty-five (45) day period after the expiration of the last option pursuant to Section 4.2 the Transferring Holder shall be free to Transfer all, but not less than all, of the Transfer Shares to the Prospective Transferee at the price and on the terms and conditions set forth in the Proposed Transfer Notice (subject to the other terms and restrictions of this Agreement). If the Transfer Shares are not Transferred during such forty-five (45) day period, the Transferring Holder may not Transfer any Capital Stock unless such Transferring Holder first again complies in full with each applicable provision of this Section 4. If the Transfer Shares are Transferred to the Proposed Transferee pursuant to this Section 4, thereafter they will be subject to all of the provisions of this Agreement.

4.4  Consideration; Closing. If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board. If the Company or the Investor cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Company or the Investor may pay the cash value equivalent thereof, as determined by the Board. The closing of the purchase of Transfer Shares by the Company and the Investor shall take place at the principal executive office of the Company or such other place as the Company may designate and at such time as the Company may designate, provided such time must be before the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the proposed Holder Transfer and (ii) thirty (30) days after the date options to purchase all of the Transfer Shares have been exercised pursuant to Section 4.1 or 4.2, as the case may be. At such closing, certificates representing the Transfer Shares shall be delivered by the Transferring Holder against payment of the purchase price for the Transfer Shares as provided in this Section 4.

5.  Take-Along Right.

5.1  Terms of Take-Along Right. In the event that the Investor (the “Take-Along Investor”) approve a transaction or series of related transactions in which a Person, or a group of Persons (as the term “group” is defined under the Securities Exchange Act of 1934, as amended), other than the Investor (i) will acquire shares of Capital Stock representing a majority of the Voting Power of the outstanding Capital Stock in a transaction or series of related transactions requiring the approval of the stockholders of the Company or (ii) will acquire from the Take-Along Investor shares of Capital Stock representing a majority of the Voting Power of the outstanding Capital Stock held by the Investors (either of clause (i) or (ii), a “Take-Along Sale”), then each Holder hereby agrees with respect to all shares of Capital Stock that such Holder owns and any other shares of Capital Stock over which such Holder otherwise exercises voting or dispositive power:

(a)  in the event such transaction requires the approval of the stockholders of the Company, (i) if the matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of the Take-Along Sale, to be present, in person or by proxy, as a holder of Capital Stock, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (ii) to vote (in person, by proxy or by action by written consent, as applicable) all such Capital Stock in favor of such Take-Along Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Take-Along Sale;

(b)  in the event that the Take-Along Sale is to be effected by the sale of Capital Stock held by the Take-Along Investor, and in the event the Take-Along Investor so request, to sell all shares of Capital Stock beneficially held by such Holder (or in the event that the Take-Along Investor are selling fewer than all of their shares of Capital Stock, shares in the same proportion as the Take-Along Investor are selling) to the Person or group of Persons to whom the Take-Along Investor propose to sell their shares of Capital Stock, for the same per-share consideration (including for this purpose as part of the per-share consideration the amount of any and all compensation to be received by the Investor or other Stockholder from the acquiring Persons in connection with or related to such transaction, net of expenses) and on the same other terms and conditions relating thereto as the Take-Along Investor, except that Holders will not be required to sell their Capital Stock unless the liability for indemnification, if any, of each Holder in such Take-Along Sale is several, not joint, and is pro rata in accordance with such Holder’s relative ownership of Capital Stock, and will not exceed the consideration payable to such Holder, if any, in such transaction (except in the case of potential liability for fraud or willful misconduct by such Holder);

(c)  to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Take-Along Sale; and

(d)  subject to the provisions of Section 5.1(b), to execute and deliver all related documentation and take such other actions in support of the Take-Along Sale as shall reasonably be requested by the Company or the Take-Along Investor.

For purposes of Section 5.1(b), if the class of Capital Stock being sold by the Take-Along Investor is different from a class of Capital Stock held by a Holder, the phrase “same per share consideration,” as applied to each such other class of Capital Stock, shall mean (i) with respect to Common Stock or any class of preferred stock of the Company, the value per share implied by the methodology of the Company’s most recent appraisal pursuant to Section 7 based upon the price per share consideration being paid to the Take-Along Investor in such Take-Along Sale and (ii) with respect to any right to acquire Common Stock or preferred stock of the Company, the consideration per share being paid to the Take-Along Investor or the value per share calculated pursuant to the preceding clause (i), as the case may be, for the class of Capital Stock such right is exercisable for, less the amount of any consideration that has to be paid to exercise such right. Notwithstanding the foregoing, if any right to acquire Common Stock or preferred stock of the Company provides for a different consideration to be paid to such Holder for such right upon a Take-Along Sale, such other provision shall take precedence over the immediately preceding sentence.

5.2  Expiration of Take-Along Right. The take-along right in favor of the Investor provided in this Section 5 will expire and be of no further effect from and after the later to occur of the date (a) the Investor owns in the aggregate less than twenty-five percent (25%) of the Voting Power of the outstanding shares of Capital Stock or (b) another Stockholder owns shares of Capital Stock with an aggregate Voting Power greater than the Voting Power of the shares of Capital Stock owned by the Investor in the aggregate.

6.  Right of Co-Sale.

6.1  Co-Sale Right. In the event that the Investor proposes to Transfer shares of Capital Stock to a prospective transferee (the “Prospective Co-Sale Transferee”) in a single transaction or series of related transactions, which shares represent more than five percent (5%) of the Voting Power of the then outstanding shares of Capital Stock, then the Investor (the “Transferring Investor”) must first give notice (a “Proposed Co-Sale Notice”) to the Company and each Holder prior to the consummation of the Transfer. The Proposed Co-Sale Notice shall state all of the material terms and conditions of the proposed Transfer, including the name of the Prospective Co-Sale Transferee, the number of shares proposed to be Transferred, the maximum number of shares each Holder can elect to sell and the proposed purchase price. Each Holder shall have the right to sell the amount of such Holder’s Capital Stock provided for in Section 6.2 to such Prospective Co-Sale Transferee at the same price and on the same terms and conditions as those offered by the Prospective Co-Sale Transferee to such Transferring Investor(s). Each Holder must exercise its co-sale right under this Section 6 by giving a notice to the Transferring Investor within fifteen (15) days after delivery of the Proposed Co-Sale Notice identifying the number of shares of Capital Stock such Holder elects to sell, and upon giving such notice such Holder shall be deemed to have effectively exercised the right of co-sale.

6.2  Shares Included. Each Holder who timely exercises such Holder’s right of co-sale by delivering the written notice provided for in Section 6.1 may include in the proposed Transfer up to the amount of Capital Stock equal to the product obtained by multiplying (a) the aggregate number of shares of Capital Stock proposed to be Transferred by the Transferring Investor by (b) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Holder immediately before consummation of the proposed Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Holders who have timely exercised such Holders’ right of co-sale immediately prior to the consummation of the proposed Transfer plus the number of shares of Capital Stock held by the Transferring Investor. If the Transferring Investor proposes to Transfer only outstanding shares of Common stock or preferred stock of the Company, the co-sale right provided in this Section 6 shall only apply to outstanding shares of Common Stock or preferred stock owned by the Holders. If the Transferring Investor proposes to Transfer any rights to acquire Common Stock or preferred stock of the Company, the right of co-sale provided in this Section 6 shall apply to all forms of Capital Stock held by the Holders. For purposes of this Section 6.2, if the class of Capital Stock being Transferred by the Transferring Investor is different from a class of Capital Stock held by a Holder, the phrase “same per share consideration,” as applied to each such other class of Capital Stock, shall mean (i) with respect to Common Stock or any class of preferred stock of the Company, the value per share implied by the methodology of the Company’s most recent appraisal pursuant to Section 7 based upon the price per share consideration being paid to the Transferring Investor in such Transfer and (ii) with respect to any right to acquire Common Stock or preferred stock of the Company, the consideration per share being paid to the Transferring Investor or the value per share calculated pursuant to the preceding clause (i), as the case may be, for the class of Capital Stock such right is exercisable for, less the amount of any consideration that has to be paid to exercise such right.

6.3  Delivery of Stock Certificates. Each Holder shall effect its participation in the proposed Transfer by delivering to the Transferring Investor, no later than fifteen (15) days after such Holder’s exercise of the right of co-sale, one or more stock (or other) certificates, properly endorsed for transfer to the Prospective Co-Sale Transferee, representing the number of shares of Capital Stock that such Holder elects to include in the proposed Transfer.

6.4  Purchase Agreement. If requested by the Transferring Investor, the terms and conditions of any sale pursuant to this Section 6 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

6.5  Closing. Each stock (or other) certificate a Holder delivers to the Transferring Investor pursuant to Section 6.3 will be transferred to the Prospective Co-Sale Transferee against payment therefor in consummation of the sale pursuant to the terms and conditions specified in the Proposed Co-Sale Notice and the purchase and sale agreement, if any, and the Transferring Investor shall concurrently with such sale remit to each Holder the portion of the sale proceeds to which such Holder is entitled by reason of such Holder’s participation in such sale. If any Prospective Co-Sale Transferee refuses to purchase shares of Capital Stock subject to the right of co-sale provided by this Section 6 from any Holder exercising its right of co-sale hereunder, no Transferring Investor may Transfer any of their shares of Capital Stock to such Prospective Co-Sale Transferee unless and until, simultaneously with such sale, such Transferring Investor purchases all shares of Capital Stock subject to the right of co-sale from such Holder.

6.6  Failure to Timely Close. If any proposed Transfer by the Investor subject to Section 6.1 is not consummated within ninety (90) days after expiration of the receipt of the Proposed Co-Sale Notice by the Company, the Investor proposing the Transfer may not Transfer any shares of Capital Stock in a transaction or series of related transactions subject to this Section 6 unless the Investor first again complies in full with each applicable provision of this Section 6.

7.  Purchase Right for Employee Shares.

7.1  Grant of Purchase Right. Each Holder who is an employee of the Company (which for purposes of this Section 7 shall be deemed to include any subsidiary of the Company) hereby unconditionally and irrevocably grants to the Company the right to purchase all or any portion of the Capital Stock (other than the shares, if any, identified as co-investment shares on Schedule A) that such Holder owns or has the right to acquire as of the date such Holder ceases to be employed by the Company (the “Employee Shares”), at the price and on the terms and conditions set forth in this Section 7. The Company must exercise its right of purchase under this Section 7 by giving a notice of exercise (the “Company Purchase Notice”) to such Holder. Except as contemplated in Section 7.3(c), such notice of exercise must be given (a) within ninety (90) days after such Holder’s employment terminates, with respect to any Capital Stock which is Common Stock or preferred stock owned by such Holder as of the date such Holder’s employment with the Company terminated, and (b) with respect to Capital Stock such Holder acquires after such Holder’s employment with the Company terminated but pursuant to a right that existed as of the time of such termination, within ninety (90) days after the date a certificate for such Capital Stock is issued by the Company to such Holder (the “Company Purchase Option Period”).

7.2  Investor Secondary Right to Purchase. Each Holder who is an employee of the Company hereby unconditionally and irrevocably grants to the Investor a secondary right to purchase all or any portion of the Employee Shares not purchased by the Company pursuant to Section 7.1. If the Company elects not to exercise or fails to exercise its right of purchase pursuant to Section 7.1 with respect to all Employee Shares prior to the expiration of the Company Purchase Option Period, the Company shall deliver a notice (the “Secondary Purchase Notice”) to the Investor no later than five (5) days after the expiration of the Company Purchase Option Period. The Secondary Purchase Notice shall set forth the number of such Employee Shares the Company has not elected to purchase and the purchase price for such shares as provided in Section 7.3. The Investor shall have the secondary purchase right to purchase any or all of the remaining Employee Shares. To exercise its secondary purchase right, the Investor must deliver a notice of exercise to the Holder and the Company within ten (10) days after receipt of the Secondary Purchase Notice (the “Investor Purchase Option Period”). In the event Investor chooses to exercise the secondary purchase option for a total number of Employee Shares in excess of the number available, the remaining shares available for purchase under this Section 7.2 shall be allocated to the Investor pro rata based on the number of Employee Shares the Investor has elected to purchase.

7.3  Purchase Price.

(a)  Termination Other Than For Cause. If the employee Holder’s employment with the Company is terminated for any reason other than by the Company for cause, the purchase price to be paid for each Employee Share purchased by the Company or the Investor pursuant to this Section 7 shall be the price per share for such share of Capital Stock set forth in the most recent valuation of the Capital Stock performed by a third party appraiser designated by the Board.

(b)  Termination For Cause. If the employee Holder’s employment with the Company is terminated for cause (as defined below), the purchase price to be paid for each Employee Share purchased by the Company or the Investor pursuant to this Section 7 shall be the lesser of (i) the amount paid by such Holder for such share or (ii) the price per share set forth in the most recent valuation of the Capital Stock performed by a third party appraiser designated by the Board. For purposes of this Section 7, “for cause” means termination of any employee’s employment with the Company as a result of (x) any act in bad faith materially detrimental to the business or reputation of the Company, or (y) engaging in any illegal activity or being convicted of any felony involving fraud, deceit or moral turpitude. If the purchase price contemplated by this Section 7.3(b) would not be permitted by a court of competent jurisdiction, the purchase price will be the lesser of (i) the book value per share for such share of Capital Stock as shown on the most recent quarterly financial statements of the Company and (ii) the price per share for such share of Capital Stock set forth in the most recent valuation of the Capital Stock performed by a third party appraiser designated by the Board.

(c)  Appraisal. If the most recent valuation of the Capital Stock performed by a third party appraiser designated by the Board is more than fifteen (15) months old at the time the Holder’s employment with the Company terminates, then, at the request of the Board, such Holder or the Investor, the Company will cause a new valuation to be conducted by a third party appraiser as of the June 30 or December 31 preceding the date such Holder’s employment with the Company terminated. Notwithstanding the foregoing, for purposes of this Section 7, the value of any right to acquire Common Stock or preferred stock of the Company shall be the value of the Common Stock or preferred stock, as the case may be, receivable upon exercise of such right, less the amount of any consideration that has to be paid to exercise such right. If the most recent valuation of the Capital Stock performed by a third party appraiser designated by the Board does not include a valuation for the class of Capital Stock to be repurchased, then at the request of the Board, such Holder or the Investor, the Company will cause such valuation to be calculated based upon the most recent appraisal. Such appraisal or price per share shall be the appraisal or price per share, as the case may be, utilized for purposes of Section 7.3(a) and 7.3(b). If an appraisal or price per share is to be prepared pursuant to this Section 7.3(c), the Company Repurchase Option Period will not begin until such appraisal or price per share is delivered to the Company.

(d)  Special Treatment of Outstanding Offer Under Section 4. If an employee’s employment with the Company terminates during the period after such employee delivers a Proposed Transfer Notice to the Company and before the expiration of the Company Option Period and/or Investor Option Period, as applicable under Section 4, then the option provided by this Section 7 shall be waived with respect to the Capital Stock subject to such Proposed Transfer Notice; provided, however, that if the Company and the Investor do not exercise their options under Section 4 and the employee does not transfer such shares within forty-five (45) days after the expiration of the last option under Section 4.2 and otherwise in accordance with the requirements of Section 4, then the option provided by this Section 7 shall be exercisable from and after such forty-fifth (45th) day, as if such day were the date on which such employee’s employment with the Company terminated.

(e)  Different Terms. The Company, with the consent of the Investor, may agree to terms for the repurchase of a Holder’s Capital Stock different from those provided in this Section 7.

7.4  Closing. The closing of the purchase of Employee Shares by the Company or the Investor shall take place at 10:00 a.m. local time at the principal executive office of the Company on the forty-fifth (45th) day after the later of the date (a) the Company or Investor have exercised their right to acquire all of the Employee Shares pursuant to Section 7.1 or 7.2, or (b) the Investor Repurchase Option Period expired. At such closing, the Holder whose Employee Shares are to be purchased shall deliver to the purchaser(s) the certificate representing such Employee Shares, properly endorsed for transfer, against payment of the purchase price therefore.

7.5  Special Restriction on Transfer. If a Holder’s employment with the Company is terminated for cause, the Holder will not be permitted to deliver a Proposed Transfer Notice or initiate a Transfer of his or her Capital Stock pursuant to Section 4 until after the expiration of the Investor Purchase Option Period and then only with respect to any shares of Capital Stock that the Company and the Investor have not elected to purchase pursuant to the foregoing provisions of this Section 7.

7.6  Continued Obligations. Any shares of Capital Stock that are not purchased by the Company and the Investor pursuant to this Section 7 will continue to be subject to the other provisions of this Agreement.

8.  Effect of Failure to Comply.

8.1  Improper Transfers Void. Any proposed Transfer not made in compliance with the applicable requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent, if any, and shall not be recognized by the Company.

8.2  Refusal to Transfer. If any Holder becomes obligated to Transfer any Capital Stock to the Company or the Investor under this Agreement and fails to deliver such Capital Stock in accordance with the terms of this Agreement, the Party entitled to acquire such Capital Stock (or if there is more than one such Party, a majority-in-interest of such Parties measured by the number of shares to be acquired)(the “Purchaser”) may, in addition to all other remedies the Purchaser may have individually or collectively, cause the purchase price to be paid for such shares to be deposited with any bank in the Commonwealth of Virginia with aggregate capital and surplus of not less than $100,000,000 for a period of six (6) months to be paid to such Holder by such bank upon surrender of the certificate representing such shares, properly endorsed for transfer. Upon such surrender, such certificate shall be returned to the Company and cancelled. Concurrently with such deposit, the Purchaser shall give written notice to that effect to such Holder (and the Company if it is not a Purchaser), such Holder shall thereafter have no further voting, dividend or other rights with respect to such shares, all dividends and other distributions that may be payable to holders of record on a date on or after the date on which such deposit is made shall be paid to the Purchaser, such Holder shall be deemed to have irrevocably consented to the transfer of ownership of such shares on the stock records of the Company to the Purchaser, the certificate which shall not have been delivered as required pursuant to this Agreement shall be deemed to have been cancelled and shall be null and void, the Company shall issue a new certificate or certificates representing such shares to the Purchaser registered in the name of the Purchaser (severally, if there is more than one Purchaser), such shares shall thereafter be deemed to be validly issued to and owned by the Purchaser and the Purchaser’s transferees only, and neither the Purchaser nor the Company (if it is not a Purchaser) shall thereafter have any liability or obligation in respect of such shares to such Holder except as provided in the immediately following sentence of this Section 8.2. If such Holder fails to so surrender such certificate within such six (6) month period, the purchase price so deposited shall be delivered to the Company and, thereafter, such Holder shall look only to the Company for payment of such purchase price upon surrender of such certificate or otherwise. Concurrently with the consummation of the closing of the purchase of any shares pursuant to this Section 8.2 or the making of any deposit pursuant to this Section 8.2, the Holder whose shares shall have been purchased shall be deemed to have represented and warranted that (i) such Holder is the sole and absolute owner of such shares and (ii) such Holder is selling, transferring and assigning all right, title and interest in and to such shares free and clear of all claims, liens and encumbrances of any kind or nature whatsoever, except those created under this Agreement.

8.3  Remedy for Co-Sale Violation. If the Investor purports to sell any Capital Stock in contravention of the right of co-sale provided in Section 6 (a “Prohibited Transfer”), each Holder, in addition to such remedies as may be available by law, in equity or hereunder, shall have the option to require the Investor to purchase shares of Capital Stock from such Holder, as provided below, and the Investor shall be bound by the terms of such option. If the Investor makes a Prohibited Transfer, each Holder (but, if a Proposed Co-Sale Notice was delivered pursuant to Section 6.1, only Holders who timely exercised their right of co-sale under Section 6) may require the Investor to purchase from such Holder the type and number of shares of Capital Stock that such Holder would have been entitled to sell to the Prospective Co-Sale Transferee under Section 6 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6. The sale will be made on the same terms and subject to the same conditions as would have applied had the Investor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Holder learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 6. The Investor shall also reimburse each Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Holder’s rights under Section 6.

9.  Legend on Capital Stock.

9.1  Legend. Each certificate representing shares of Capital Stock held by a Stockholder or issued to any subsequent transferee of such shares shall be endorsed with the following legend:

THE VOTING, SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

9.2  Stop Transfer Order. Each Stockholder agrees that that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.  Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of:

(a)  the written agreement of Stockholders whose outstanding shares of Capital Stock are sufficient to amend this Agreement pursuant to Section 12.1;

(b)  the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction subject to Rule 145 under the Securities Act of 1933, as amended);

(c)  the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (whether pursuant to a proceeding under the United States bankruptcy code or any similar law, Federal or state, whether now or hereafter existing), or the general assignment by the Company of all or substantially all of its property for the benefit of creditors; or

(d)  the merger of the Company into or the consolidation of the Company with one or more corporations not Affiliated with (i) the Company or (ii) Stockholders then owning a majority of the outstanding Capital Stock.

Except as provided herein, if a Stockholder transfers all of such Stockholder’s Capital Stock to third parties in accordance with this Agreement, such Stockholder shall no longer be subject to, or have any liability under, this Agreement until such time as such Stockholder may thereafter acquire any Capital Stock.

11.  Specific Enforcement. Each Party acknowledges and agrees that each other Party will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions, in addition to any other remedy to which a Party may be entitled at law or in equity (without the posting of any bond or other security and without having to prove actual damages), and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

12.  Miscellaneous.

12.1  Amendment. (a) This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed:

(i) if the Investor owns in the aggregate Capital Stock representing a majority of the Voting Power of the shares of Capital Stock then outstanding, by (x) the Investor and (y) Minority Investors whose shares of Capital Stock in the aggregate represent a majority of the Voting Power of the shares of Capital Stock then outstanding and owned by the Minority Investors (as defined in Section 12.1(b));

(ii) if the Investor owns in the aggregate Capital Stock representing less than a majority of the Voting Power of the shares of Capital Stock then outstanding but at least twenty-five percent (25%) of such Voting Power, by (x) the Investor, (y) Stockholders whose shares of Capital Stock in the aggregate represent a majority of the Voting Power of the shares of Capital Stock then outstanding (which may include shares of Capital Stock owned by the Investor and the other Investors) and (z) to the extent provided in 12.1(b), Minority Investors whose shares of Capital Stock in the aggregate represent a majority of the Voting Power of the shares of Capital Stock then outstanding and owned by the Minority Investors; and

(iii) if the Investors own in the aggregate Capital Stock representing less than twenty-five percent (25%) of the Voting Power of the shares of Capital Stock then outstanding, by (x) Stockholders whose shares of Capital Stock in the aggregate represent a majority of the Voting Power of the shares of Capital Stock then outstanding and (y) to the extent provided in Section 12.1(b), Minority Investors whose shares of Capital Stock in the aggregate represent a majority of the Voting Power of the shares of Capital Stock then outstanding and owned by the Minority Investors.

(b) For purposes of this Section 12.1, “Minority Investors” means the following Holders: Zygot, LLC. Notwithstanding the foregoing sentence, from and after the time the foregoing Holders, collectively, cease to own at least 65% of the Capital Stock owned by them on the date hereof (including as being owned for this purpose any shares issuable to such Persons pursuant to the stock options referred to in the Stock Option Exchange Agreements between the Company and certain of such Persons dated on or before the date of this Agreement) (x) for purposes of Section 12(a)(i) “Minority Investors” shall mean the Holders, (y) Section 12.1(a)(ii) will not be applicable and (z) Section 12.a(a)(iii) will not be applicable.

(c) Any amendment, modification or waiver so effected shall be binding upon the Company, the Investor, each Holder and each of their respective successors and permitted assigns whether or not such Person entered into or approved such amendment, modification or waiver. Notwithstanding the foregoing, Schedule A and Schedule B hereto may be amended by the Company from time to time in accordance with Section 12.2 to add information regarding additional Holders and Investors without the consent of the other Parties. The Company shall give prompt written notice of any amendment or modification hereof or waiver hereunder to any Party that did not consent in writing to such amendment or waiver.

12.2  Successors and Assigns.

(a)  Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, permitted assigns, heirs, executors and administrators of the Parties. Except as expressly set forth herein or in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company and the Stockholders hereunder may not be assigned or delegated under any circumstances without the prior written consent of the Investor; provided, however, that (i) the Investor may assign or delegate its rights or obligations hereunder (A) in connection with a Transfer by it of Capital Stock made in accordance with this Agreement or (B) in connection with a transfer of all or substantially all of its business, and (ii) any Party may assign and delegate its rights and obligations hereunder to any Person to whom such Party Transfers all of its Capital Stock, provided such Transfer is in accordance with this Agreement. Any assignment or delegation of rights or obligations made in violation of the provisions of this Section 12.2 shall be void. If the Investor assigns, in accordance with this Agreement, any of the rights granted to it specifically under this Agreement (including its rights under Section 2, 7, 12.1, this 12.2, 12.4 or 12.19), or if there is a successor to the Investor by operation of law or otherwise, then from and after the time of such assignment or succession, such rights shall be exercisable by such successor or assign.

(b)  Each transferee or assignee of Capital Stock subject to this Agreement shall continue to be subject to the terms hereof applicable to such Person’s transferor or assignor, provided that all such Transfers of the securities of the Company shall be effected in accordance with the terms and restrictions set forth herein, and, as a condition to the Company’s recognizing such Transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Adoption Agreement each of the Parties appoints the Company as its attorney in fact solely for the purpose of executing any Adoption Agreement that may be required to be delivered under the terms of this Agreement and amending Schedule A or Schedule B, as appropriate.

(c)  Notwithstanding the foregoing provisions of this Section 12.2, if any Capital Stock is Transferred from a Holder to the Investor in accordance with this Agreement, then from and after the date of such Transfer such Capital Stock shall only be subject to the provisions of this Agreement applicable to Investor (and not the provisions of this Agreement applicable only to Holders). In addition, from and after the time the Company acquires any Capital Stock from a Stockholder in accordance with this Agreement, then, solely in its capacity as the assignee or transferee and holder of the Capital Stock so acquired, the Company will not be bound by the provisions of this Agreement; provided that the Company shall not subsequently Transfer any of such Capital Stock except in accordance with Section 12.16.

12.3  No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective executors, administrators, heirs, legal representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.4  Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing, shall be transmitted to the appropriate Party by hand delivery, by registered or certified mail, return receipt requested, postage prepaid or by overnight delivery by a nationally recognized overnight courier and shall be addressed to such Party at his, her or its address shown on the signature page, Schedule A or Schedule B hereof or as shown on the stock records of the Company. Any Party may designate by written notice given to all Parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice or other communication transmitted in the manner described in this Section 12.4 shall be deemed to have been given and received for all purposes: (a) upon personal delivery to the Party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt or (d) upon receipt of a confirmation notification if such delivery is made by facsimile transmission. If notice is given to the Company, a copy shall also be given to the Investor.

12.5  Further Assurances. Each Party agrees to execute such additional documents or instruments as may be reasonably necessary or desirable in order to carry out the provisions of this Agreement.

12.6  Severability. The determination by a court of competent jurisdiction that any provision of this Agreement is invalid or unenforceable shall in no way affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect in the same manner and to the same extent as if the invalid or unenforceable provision had not been contained in this Agreement. If any such invalidity or unenforceability of a provision of this Agreement becomes known or apparent to any of the Parties, the Parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provisions specifically and this Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Agreement generally.

12.7  Waiver. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

12.8  Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) contains the entire agreement of the Parties with respect to the subject matter hereof, and supersedes any prior communications, understandings or agreements of the Parties with respect to the subject matter hereof. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting. All references to “Sections” shall be to Sections of this Agreement unless otherwise specifically provided.

12.9  Execution by the Company. The Company agrees that it will cause the certificates evidencing the shares of Capital Stock to bear the legend required by Section 9, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of Capital Stock upon written request from such holder to the Company at its principal office. The failure to cause the certificates evidencing the shares of Capital Stock to bear the legend required by Section 9 and the failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 12.9 shall not affect the validity or enforcement of this Agreement.

12.10  Manner of Voting; Grant of Proxy. The voting of Capital Stock pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. Each Party hereby grants to the Secretary of the Company, in the event that such Party fails to vote such Party’s Capital Stock as required by this Agreement, a proxy coupled with an interest in all shares of Capital Stock beneficially owned by such Party, which proxy is irrevocable until this Agreement terminates pursuant to its terms or this Section 12.10 is amended to remove such grant of a proxy.

12.11  Jurisdiction. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS IN THE STATE OF DELAWARE (THE “DELAWARE COURTS”) FOR ANY LITIGATION BETWEEN THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN THE DELAWARE COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY COURT THAT SUCH LITIGATION BROUGHT IN THE DELAWARE COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LITIGATION.

12.12  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

12.13  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.14  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.15  Additional Stockholders. In the event that after the date of this Agreement, the Company issues shares of Capital Stock to any Person other than a Party, the Company shall cause such Person to execute a counterpart signature page hereto as a Stockholder, and such Person shall thereby be a Party and bound by, and subject to, all the terms and provisions of this Agreement applicable to an Investor or Holder, as the case may be.

12.16  Stock Splits, Stock Dividends, etc. In the event of any issuance of Capital Stock after the date of this Agreement to the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Capital Stock shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 9.

12.17  Spousal Consent. If any Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”). Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Capital Stock that do not otherwise exist by operation of law or the agreement of the Parties. If any Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

12.18  No Effect Upon Lending Relationships. Anything herein to the contrary notwithstanding, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of the Investor (individually, a “Subject Entity” and collectively, the “Subject Entities”), any of their respective affiliates, funding or financing sources or any other lenders in their capacities as lenders to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has or from time to time will have borrowed money. Without limiting the generality of the foregoing, neither any Subject Entity nor any such other Person, in exercising its rights as a lender or other creditor, including making its decision on whether to foreclose on any collateral security, shall have any duty to consider (a) its status as a direct or indirect equityholder of the Company, (b) the interests of the Company or any of its subsidiaries or (c) any duty it may have to any other direct or indirect equityholder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

12.19  Construction. The Parties agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any Party but rather shall be given fair and reasonable construction without regard to the rule of contra proferentem. As used in this Agreement, the masculine gender shall include the feminine and neuter gender.

12.20  Aggregation of Shares. All shares of Capital Stock held by any Person and such Person’s Affiliates shall be aggregated for purposes of determining the availability of any rights under this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Stockholders Agreement as of the date first above written.

DBSXMEDIA, INC.

By:

Name:

Title:

Address for Notices:

ZYLOC, LLC:

By:

Name:

Title:

NETFRAN DEVELOPMENT CORP. (UNDER NAME CHANGE TO ARIEL WAY, INC):

By:

Name:

Title:

SCHEDULE A

HOLDERS

Name and Address for Notices	Number of Shares Held and Number of Shares (identified by stock certificate number) Representing Co-Investment Shares

Zygot, LLC	1,000 shares of Common Stock

SCHEDULE B

INVESTOR

Name and Address for Notices	Number of Shares Held
Netfran Development Corp. (Under Name Change to Ariel Way, Inc.) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	1,500 shares of Common Stock

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Stockholders Agreement dated as of February 21, 2005 (the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

2 Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto.

3.  Status Under the Agreement. Transferee acknowledges that the transferor of its Stock was Zygot, LLC under the Agreement and that Transferee will have the same status under the Agreement.

3 Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

Dated: _____________________

ZYGOT, LLC:

By:
Name and Title

Address:

Accepted and Agreed:

DBSXMEDIA, INC.

By:
Title:

EXHIBIT B

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Stockholders Agreement, dated as of February 21, 2005, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
_______________________________
[Name of Stockholder’s Spouse]